Exhibit 99

SILICON LABS ANNOUNCES SECOND QUARTER 2016 RESULTS

— Exceeds Guidance on Revenue, Gross Margin and EPS —

AUSTIN, Texas — July 27, 2016 — Silicon Labs (NASDAQ: SLAB), a leading provider of silicon, software and solutions for a smarter, more connected world, today reported financial results for its second quarter ended July 2, 2016. Revenue in the second quarter exceeded the high end of guidance at $174.9 million, up from $162.0 million in the first quarter. Second quarter GAAP and non-GAAP earnings per share (EPS) exceeded the high end of guidance at $0.37 and $0.75, respectively.

Second Quarter Financial Highlights

•                  IoT revenue established a new record, increasing to $76.7 million, or 8.3% sequentially

•                  Infrastructure revenue established a new record, increasing to $35.7 million, or 12.9% sequentially, exclusive of $5 million in patent sale revenue recognized during the quarter

•                  Broadcast revenue exceeded expectations, declining slightly to $38.0 million, or 1.2% sequentially

•                  Access revenue declined to $19.5 million, or 7.7% sequentially

On a GAAP basis:

•                  Gross margin was 61.9%

•                  R&D expenses were $51.6 million

•                  SG&A expenses were $39.0 million

•                  Operating income as a percentage of revenue was 10.1%

•                  Diluted earnings per share were $0.37

On a non-GAAP basis (results exclude the impact of stock compensation, amortization of acquired intangible assets and certain other items as set forth in the reconciliation tables below):

•                  Gross margin was 62.3%

•                  R&D expenses were $40.6 million

•                  SG&A expenses were $32.5 million

•                  Operating income as a percentage of revenue was 20.5%

•                  Diluted earnings per share were $0.75

Product Highlights

•                  Launched the industry’s first multiband, multiprotocol wireless system-on-chip (SoC) devices, optimized for ultra-low energy IoT applications and expanding the Wireless Gecko portfolio.

•                  Released the new Connect networking stack simplifying the development of broad-based, proprietary wireless applications for the IoT.

•                  Launched the new EZR32HG Happy Gecko family of wireless MCUs optimized for ultra-low-energy, battery-powered wireless applications in the sub-GHz band.

•                  Introduced industrial-grade Busy Bee 8-bit MCUs designed to operate reliably in harsh industrial environments with temperatures up to 125 °C.

•                  Released a comprehensive USB Type-C reference design, enabling developers to design USB-C cables and adapters quickly, easily and at minimal cost.

•                  Introduced a new family of Si534xH clocks providing high-frequency clock synthesis, jitter attenuation and ultra-low phase noise required by coherent optical applications.

Business Outlook

The company expects revenue in the third quarter to be in the range of $171 million to $176 million. Third quarter diluted earnings per share are expected to be between $0.27 and $0.33 on a GAAP basis, and between $0.61 and $0.67 on a non-GAAP basis.

“We are pleased to report exceptional second quarter financial performance, including record revenue in all of our strategic growth products,” said Tyson Tuttle, CEO of Silicon Labs. “We have a 20-year history of leveraging our mixed-signal and RF design expertise to deliver highly integrated solutions, and we have consistently demonstrated our ability to pioneer innovation and achieve market leadership. Our vision is to connect people, devices and data across multiple markets and applications. We are beginning a new chapter in the creation of a more connected world, where the intersection of cloud computing and the proliferation of connected devices will transform our lives and economy in dramatic ways, and Silicon Labs is at the heart of it.”

Webcast and Conference Call

A conference call discussing the quarterly results will follow this press release at 7:30 a.m. Central time. An audio webcast will be available on Silicon Labs’ website (www.silabs.com) under Investor Relations. A replay will be available after the call at the same website listed above or by calling 1 (855) 859-2056 or (404) 537-3406 (international) and entering conference ID 83472104. The replay will be available through August 27, 2016.

About Silicon Labs

Silicon Labs (NASDAQ: SLAB) is a leading provider of silicon, software and solutions for the Internet of Things, Infrastructure, industrial automation, consumer and automotive markets. We solve the electronics industry’s toughest problems, providing customers with significant advantages in performance, energy savings, connectivity and design simplicity. Backed by our world-class engineering teams with strong software and mixed-signal design expertise, Silicon Labs empowers developers with the tools and technologies they need to advance quickly and easily from initial idea to final product. www.silabs.com

Forward-Looking Statements

This press release contains forward-looking statements based on Silicon Labs’ current expectations. The words “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Labs and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are the following: risks that Silicon Labs may not be able to maintain its historical growth; quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; dependence on a limited number of products and customers; intellectual property litigation risks; risks associated with acquisitions and divestitures; product liability risks; difficulties managing our distributors, manufacturers and subcontractors; inventory-related risks; difficulties managing international activities; risks that Silicon Labs may not be able to manage strains associated with its growth; credit risks associated with our accounts receivable; dependence on key personnel; stock price volatility; geographic concentration of manufacturers, assemblers, test service providers and customers in Asia that subjects Silicon Labs’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; debt-related risks; capital-raising risks; the competitive and cyclical nature of the semiconductor industry; average selling prices of products may decrease significantly and rapidly; information technology risks; cyber-attacks against our products and our networks; conflict mineral risks and other factors that are detailed in the SEC filings of Silicon Laboratories Inc. Silicon Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. References in this press release to Silicon Labs shall mean Silicon Laboratories Inc.

Note to editors: Silicon Laboratories, Silicon Labs, the “S” symbol, and the Silicon Labs logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Jalene Hoover, +1 (512) 428-1610, Jalene.Hoover@silabs.com

Silicon Laboratories Inc.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Six Months Ended
	July 2, 2016	July 4, 2015	July 2, 2016	July 4, 2015
Revenues	$174,908	$164,856	$336,933	$328,561
Cost of revenues	66,614	67,428	133,108	134,764
Gross margin	108,294	97,428	203,825	193,797
Operating expenses:
Research and development	51,635	47,465	100,681	94,322
Selling, general and administrative	39,045	40,960	78,682	83,260
Operating expenses	90,680	88,425	179,363	177,582
Operating income	17,614	9,003	24,462	16,215
Other income (expense):
Interest income	278	166	549	358
Interest expense	(641)	(728)	(1,296)	(1,473)
Other, net	18	90	(373)	498
Income before income taxes	17,269	8,531	23,342	15,598
Provision for income taxes	1,710	956	1,975	1,645
Net income	$15,559	$7,575	$21,367	$13,953

Earnings per share:
Basic	$0.37	$0.18	$0.51	$0.33
Diluted	$0.37	$0.17	$0.51	$0.32

Weighted-average common shares outstanding:
Basic	41,775	42,823	41,702	42,617
Diluted	42,284	43,461	42,242	43,305

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share data)

	Three Months Ended July 2, 2016
Non-GAAP Income Statement Items	GAAP Measure	GAAP Percent of Revenue	Stock Compensation Expense	Intangible Asset Amortization	Termination Costs	Non- GAAP Measure	Non-GAAP Percent of Revenue
Revenues	$174,908

Gross margin	108,294	61.9%	$269	$389	$—	$108,952	62.3%

Research and development	51,635	29.5%	5,205	5,616	236	40,578	23.2%

Selling, general and administrative	39,045	22.3%	5,044	1,419	63	32,519	18.6%

Operating income	17,614	10.1%	10,518	7,424	299	35,855	20.5%

	Three Months Ended July 2, 2016
Non-GAAP Earnings Per Share	GAAP Measure	Stock Compensation Expense*	Intangible Asset Amortization*	Termination Costs*	Income Tax Adjustments	Non- GAAP Measure
Net income	$15,559	$10,518	$7,424	$299	$(2,046)	$31,754

Diluted shares outstanding	42,284					42,284

Diluted earnings per share	$0.37					$0.75

* Represents pre-tax amounts

Unaudited Forward-Looking Statements Regarding Business Outlook

	Three Months Ending October 1, 2016
Business Outlook	High	Low
Estimated GAAP diluted earnings per share	$0.33	$0.27

Estimated non-GAAP charges	0.34	0.34

Estimated non-GAAP diluted earnings per share	$0.67	$0.61

Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	July 2, 2016	January 2, 2016
Assets
Current assets:
Cash and cash equivalents	$101,334	$114,085
Short-term investments	142,326	128,901
Accounts receivable, net	71,990	73,601
Inventories	56,388	53,895
Prepaid expenses and other current assets	53,326	52,658
Total current assets	425,364	423,140
Long-term investments	6,921	7,126
Property and equipment, net	130,498	131,132
Goodwill	272,722	272,722
Other intangible assets, net	106,246	121,354
Other assets, net	50,837	55,989
Total assets	$992,588	$1,011,463

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,152	$42,127
Current portion of long-term debt	10,000	10,000
Accrued expenses	47,004	52,131
Deferred income on shipments to distributors	39,257	35,448
Income taxes	3,567	2,615
Total current liabilities	140,980	142,321
Long-term debt	62,500	67,500
Other non-current liabilities	27,959	40,528
Total liabilities	231,439	250,349
Commitments and contingencies
Stockholders’ equity:
Preferred stock — $0.0001 par value; 10,000 shares authorized; no shares issued and outstanding	—	—
Common stock — $0.0001 par value; 250,000 shares authorized; 41,637 and 41,727 shares issued and outstanding at July 2, 2016 and January 2, 2016, respectively	4	4
Additional paid-in capital	—	13,868
Retained earnings	761,872	747,749
Accumulated other comprehensive loss	(727)	(507)
Total stockholders’ equity	761,149	761,114
Total liabilities and stockholders’ equity	$992,588	$1,011,463

Silicon Laboratories Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Six Months Ended
	July 2, 2016	July 4, 2015
Operating Activities
Net income	$21,367	$13,953
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation of property and equipment	6,675	6,029
Amortization of other intangible assets and other assets	15,534	14,697
Stock-based compensation expense	20,861	21,576
Income tax benefit (shortfall) from stock-based awards	(1,127)	2,781
Excess income tax benefit from stock-based awards	(91)	(2,056)
Deferred income taxes	817	3,892
Changes in operating assets and liabilities:
Accounts receivable	1,611	1,724
Inventories	(2,888)	(6,534)
Prepaid expenses and other assets	3,282	452
Accounts payable	(1,680)	(3,359)
Accrued expenses	4,372	(1,027)
Deferred income on shipments to distributors	3,773	(2,132)
Income taxes	(1,338)	(7,171)
Other non-current liabilities	(10,737)	(5,622)
Net cash provided by operating activities	60,431	37,203

Investing Activities
Purchases of available-for-sale investments	(92,222)	(46,908)
Sales and maturities of available-for-sale investments	78,950	92,759
Purchases of property and equipment	(5,146)	(4,714)
Purchases of other assets	(2,215)	(1,871)
Acquisition of business, net of cash acquired	—	(76,899)
Net cash used in investing activities	(20,633)	(37,633)

Financing Activities
Payments on debt	(5,000)	(5,083)
Repurchases of common stock	(36,103)	(10,418)
Payment of taxes withheld for vested stock awards	(9,399)	(10,783)
Proceeds from the issuance of common stock	7,362	12,467
Excess income tax benefit from stock-based awards	91	2,056
Payment of acquisition-related contingent consideration	(9,500)	(4,464)
Net cash used in financing activities	(52,549)	(16,225)

Decrease in cash and cash equivalents	(12,751)	(16,655)
Cash and cash equivalents at beginning of period	114,085	141,706
Cash and cash equivalents at end of period	$101,334	$125,051